

DDH04-15
DDH04-16
RTDDH-5
DDH04-14
DDH04-21
RTRC-5
RTRC-3
RTDDH-3A
RTRC-2
RTRC-1
RTDDH-1
RTRC-4
RTDDH-3
DDH04-20A
RTRC-6
RTDDH-2
Central Zone
Jahuay
Power Line
Pan American Highway
RTDDH-4
South Zone
65 degree plunge to NE
RTDDH-7
DDH04-10
RTDDH-8
RTDDH-9
DDH04-19
DDH04-11
DDH04-17
DDH04-12
DDH04-18
DDH04-13
8307000 N
8305000 N
8303000 N
8301000 N
8299000 N
8297000 N
513000 E
515000 E
517000 E
519000 E
521000E
Lithology
Coast Batholith
Tunga Andesites and Ocoites
Yauca Formation
Jahuay Formation
Rio Grande Formation
Marcona Formation
Legend
Highway
Secondary Road
Drainage, Intermittent
Power Line
Surface Copper Occurrence
Cardero Drill Holes
Drill Hole
Rio Tinto Airborne Magnetic Anomaly
Surface Trace of Magnetic 3D Inversion Anomaly
METRES
0 500 1000 1500
CARDERO RESOURCES CORP.